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                                                                    EXHIBIT 99.1

PRESS CONTACT:                                        INVESTOR CONTACT:
OutCast Communications                                the blueshirt group
Brynne Duty                                           Erica Abrams
415-392-8282                                          415-217-7722
brynne@outcastpr.com                                  erica@blueshirtgroup.com

the blueshirt group
Aeron Noe
415-217-7722
aeron@blueshirtgroup.com

                        EXTENSITY TO BE ACQUIRED BY GEAC

      Extensity To Become A Growth Platform For Established Software Vendor

EMERYVILLE, CALIF., AUGUST 26, 2002 - Extensity(R), Inc. (Nasdaq: EXTN), a leading provider of Employee Relationship Management (ERM) solutions, today announced it has entered into a definitive agreement to be acquired by Geac Computer Corporation Limited (TSX: GAC). Geac, headquartered in Toronto, Canada, provides business-critical software and systems solutions to approximately 50 percent of the Fortune 100. Geac has more than 2,700 professionals in 56 locations supporting over 5,100 enterprise customers worldwide.

Today's news, which follows a strategic alliance agreement signed by both companies in June of 2002, gives powerful backing to Extensity's technology, making it a platform upon which Geac will continue to build future enterprise applications. Extensity customers will also benefit from the financial strength of Geac and its established global support and service organization.

Under the terms of the definitive agreement, Extensity shareholders can elect to receive $1.75 in cash or 0.627 of a Geac common share for each share of Extensity common stock held, subject to adjustment in certain circumstances. Assuming 100% of Extensity's shareholders elect to receive cash and assuming the exercise of certain outstanding Extensity options, the total value of the transaction would be approximately US$46.2 million. Based on the closing price for Geac shares on Friday, August 23, 2002, and assuming 100% of Extensity shareholders were to elect to receive Geac shares, and the exercise of certain outstanding Extensity options, the total value of the transaction would be US$47.0 million; the ultimate value of the transaction to an Extensity shareholder electing to receive Geac shares will depend on the value of Geac shares at closing. Additional transaction terms are set forth in a Geac press release that was issued today and is available at both www.extensity.com and www.geac.com.
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"We believe this transaction provides tremendous long-term value to all our stakeholders," said Bob Spinner, President and CEO of Extensity. "Customers will particularly benefit from the global resources of this large corporation and from Geac's shared focus on enterprise solutions that deliver a high return on investment."

Spinner added, "Geac's demonstrated commitment to the Extensity platform provides customers with assurance that their investments in Extensity technology are well protected. Under the Geac operation, Extensity will continue its focus on Global 2000 customers and Geac will continue to introduce the Extensity suite to its client base."

"Continuing high levels of customer service and customer satisfaction will be a main focus of the combined companies and we will work to ensure that customer relationships are not interrupted," said Paul D. Birch, President and CEO of Geac. "Extensity and its product suite are a natural fit with Geac's core financial management strength. This acquisition is significant because it supports our strong commitment to building and extending the value of our enterprise application systems with best-of-breed technology to meet the evolving needs of our customers. It also leverages our heritage and core strength in financial management solutions while providing us with a clear point of entry into a high-growth market."

"We are pleased by the benefits that this acquisition brings to customers, employees and shareholders," continued Spinner. "Geac's adoption of Extensity's technology and applications is a strong vote of confidence in the value our employees have created over the past five years."

CONFERENCE CALL NOTICE

Management from both Geac and Extensity will host a conference call today (Monday, August 26, 2002) at 2:30 p.m. (PT) to discuss the transaction. The dial-in number for the conference call is 800-273-9672 or 416-695-5806. A rebroadcast will be available for seven days following the call at 416-695-5800 or 800-408-3053, reference number 124691. The call will be audio-cast live and archived for 90 days at www.extensity.com and www.geac.com.

ABOUT EXTENSITY
Extensity, Inc. (NASDAQ: EXTN) is a leading provider of Employee Relationship Management (ERM) solutions -- ERM helps enterprises control costs and improve employee effectiveness, enabling every employee to have a positive impact on the bottom line. The Extensity ERM suite automates employee-based financial processes, including business travel and expense reporting, billable and payroll time capture and procurement, in a single, consolidated solution that provides efficiency, control, and effectiveness through analytics. Extensity has licensed more than 1,000,000 seats worldwide to companies such as Allianz, A.T. Kearney, Cisco Systems, Merck, and Office Depot. More information about Extensity is available on its Web site located at http://www.extensity.com.

ABOUT GEAC
Geac Computer Corporation Limited (TSX: GAC) headquartered in Toronto, Canada, is a global provider of business-critical software and systems solutions. Geac solutions include cross-industry enterprise
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business applications for financial administration and human resources functions, and enterprise resource planning applications for manufacturing, distribution, and supply chain management. Geac also provides industry applications to the real estate, restaurant, property, and construction marketplaces, as well as a wide range of applications for libraries, government administration and public safety agencies. Further information is available at http://www.geac.com or through e-mail at info@geac.com.

Note on Forward-Looking Statements: Statements in this release that are forward-looking involve risks and uncertainties, which may cause Extensity's actual results in future periods to be materially different from any future performance that may be suggested in this release. Such factors may include, but are not limited to, demand for and market acceptance of Extensity's products and services, expansion into international markets, introductions of products and services or enhancements by Extensity and its competitors, competitive factors that affect pricing, the mix of products and services we sell, the size of customer orders, conditions specific to the software industry and other general economic factors. These and other risk factors are listed from time to time in Extensity's SEC reports, including but not limited to the report on Form 10-K for the year ended December 31, 2001 and report on Form 10-Q for the period ended March 31, 2002 as filed with the Securities and Exchange Commission.

Additional Information and Where to Find It

Geac plans to file a Registration Statement on SEC Form F-4 in connection with the merger, and Extensity expects to mail a Proxy Statement/Prospectus to stockholders of Extensity containing information about the merger. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available. The Registration Statement and the Proxy Statement/Prospectus will contain important information about Extensity, Geac, the merger and related matters. Investors and security holders will be able to obtain free copies of these documents through the website maintained by the U.S. Securities and Exchange Commission at http://www.sec.gov. Free copies of the Proxy Statement/Prospectus and these other documents may also be obtained from Extensity by directing a request through the Investors Relations portion of Extensity's website at http://www.extensity.com or by mail to Extensity, Inc., 2200 Powell Street, Suite 300, Emeryville, California, 94608, Attention: Investor Relations or by telephone at (510) 594-5700.

In addition to the Registration Statement and the Proxy Statement/Prospectus, Extensity files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Extensity's filings with the Commission are also available to the public from commercial document-retrieval services and at the website maintained by the Commission at http://www.sec.gov.

Interests of Certain Persons in the Merger

Extensity will be, and certain other persons named below may be, soliciting proxies from Extensity stockholders in favor of the adoption of the merger agreement and approval of the merger. The directors and executive officers of Extensity and the directors and executive officers of Geac may be deemed to be participants in Extensity's solicitation of proxies.

The directors and executive officers of Extensity have interests in the merger, some of which may differ from, or may be in addition to, those of Extensity's stockholders generally. Those interests include: as of August 26, 2002, the directors and executive officers of Extensity, as a group, may be deemed to beneficially own approximately 26.3% of Extensity's outstanding common stock; in connection with the signing of the merger agreement, certain executive officers entered into employment agreements with Extensity; certain of the directors and executive officers of Extensity may own options to purchase shares of Extensity common stock which will become vested and exercisable in connection with the merger; certain of the directors and executive officers of Extensity may be covered by severance plans that may be triggered in connection with the merger; and Geac has agreed to provide indemnification and director and officer liability insurance coverage to the directors and executive officers of Extensity following the merger.
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      Extensity is a registered trademark of Extensity, Inc. All other product and company names mentioned are the property of their respective owners and are mentioned for identification purposes only.